Exhibit 99.2

Unless otherwise indicated or the context otherwise requires, references herein to “Aleris,” “we,” “our,” “us” and the “Company” refer to Aleris International, Inc. and its consolidated subsidiaries. Notwithstanding the foregoing, with respect to the financial information and other data presented herein, unless otherwise specified or the context requires, “Aleris,” “we,” “our,” “us” and the “Company” refer to Aleris Corporation and its consolidated subsidiaries.

Certain information included herein may be deemed to be “forward-looking statements” within the meaning of the federal securities laws. Statements included herein that are not historical in nature are considered to be forward-looking statements. They include statements regarding our expectations, hopes, beliefs, estimates, intentions or strategies regarding the future. The words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions are intended to identify forward-looking statements.

Any forward-looking statement is subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

Recent Developments

Interim Operating and Financial Results

For the three months ended December 31, 2016, we shipped in the range of 185.0 to 195.0 thousand metric tons of finished product as compared to 189.0 thousand metric tons of finished product shipped in the three months ended December 31, 2015.

For the year ended December 31, 2016, we shipped in the range of 825.0 to 835.0 thousand metric tons of finished product as compared to 822.4 thousand metric tons of finished product shipped in the year ended December 31, 2015.

We estimate that our revenues for the three months ended December 31, 2016 are in the range of approximately $611.0 million to $615.0 million as compared to $637.0 million for the three months ended December 31, 2015. We estimate that our Adjusted EBITDA for the three months ended December 31, 2016 is in the range of approximately $42.0 million to $44.0 million as compared to $39.3 million for the three months ended December 31, 2015.

We estimate that our revenues for the year ended December 31, 2016 are in the range of approximately $2,662.0 million to $2,666.0 million as compared to $2,917.8 million for the year ended December 31, 2015. We estimate that our Adjusted EBITDA for the year ended December 31, 2016 is in the range of approximately $204.0 million to $206.0 million as compared to $222.8 million for the year ended December 31, 2015. Fourth quarter 2016 results are expected to benefit from improved rolling margins and operational performance in North America and an improved product mix in Asia Pacific. In Europe, we expect that the impact of weaker heat exchanger demand and inventory destocking at major aerospace OEMs will be offset by improved rolling margins, better operational performance and the positive results from annual physical inventories.

Because our financial statements for the three months and year ended December 31, 2016 are not yet available, the fourth quarter and annual estimates included above are preliminary, unaudited, subject to completion, reflect our current best estimates and may be revised as a result of management’s further review of our results. During the course of the preparation of our consolidated annual financial statements and related notes, we may identify items that would require us to make material adjustments to the preliminary financial information presented above. Ernst & Young LLP, our independent registered public accounting firm, has neither examined, compiled, reviewed, audited, nor performed any procedures with respect to this preliminary financial information and, accordingly, is not expressing an opinion or any other form of assurance with respect to this preliminary financial information for the three months and year ended December 31, 2016.

The Merger

On August 29, 2016, Aleris Corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zhongwang USA LLC (“Zhongwang USA”), Zhongwang Aluminum Corporation, a direct, wholly owned subsidiary of Zhongwang USA (“Merger Sub”), and the stockholders representative party thereto, pursuant to which Merger Sub will be merged with and into Aleris Corporation, on the terms and subject to the conditions set forth in the Merger Agreement, with Aleris Corporation as the surviving entity (the “Merger”). Upon consummation of the Merger, Aleris Corporation is expected to be a direct, wholly owned subsidiary of Zhongwang USA, which is expected to be indirectly beneficially owned by entities affiliated with Mr. Liu Zhongtian and other investors and financial institutions (collectively, the “Pending Owner”). Zhongwang USA has agreed to pay approximately $1.1 billion in cash, subject to adjustment, for the equity of Aleris Corporation and will assume certain of the Company’s outstanding indebtedness. In connection with the private financing transaction, Aleris Corporation obtained the consent of Zhongwang USA to permit the private financing transaction.

The Merger is targeted to close in the first quarter of 2017, subject to customary regulatory approvals, including the receipt of approval from the Committee on Foreign Investment in the United States (“CFIUS”), and other customary closing conditions. The Merger is not subject to a financing condition. CFIUS has identified national security concerns with the Merger. Although CFIUS has not identified at this time measures that would mitigate these concerns, it has invited Aleris Corporation and Zhongwang USA to withdraw and refile their notice to obtain additional time to provide additional information, including possible mitigation, which Aleris Corporation and Zhongwang USA intend to do promptly. There can be no assurance that the Merger will be consummated in the first quarter of 2017 or at all. For a more detailed description of the Merger and discussion of the risks related to the Merger, see Aleris Corporation’s current report on Form 8-K filed with the SEC on August 30, 2016 (the “August Form 8-K”). The Merger Agreement may be terminated by Aleris Corporation or Zhongwang USA on or before May 29, 2017.

The closing of the private financing transaction is expected to occur prior to the consummation of the Merger. The consummation of the Merger will result in a “change of control” as defined in the credit agreement governing the 2015 ABL Facility and the indentures governing the Senior Notes. Under the 2015 ABL Facility, the occurrence of a change of control is an event of default. Under the indentures governing the Senior Notes, the occurrence of a change of control triggers an obligation of Aleris to make a change of control offer to purchase the Senior Notes pursuant to the terms of the relevant indenture at 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest to, but excluding, the date of purchase, except to the extent Aleris or a third party elects to redeem the Senior Notes. Zhongwang USA expects to obtain debt financing sufficient to refinance the 2015 ABL Facility and the China Loan Facility, to purchase any Senior Notes which are required to be purchased in connection with the change of control offers and to redeem any Exchangeable Notes that remain outstanding after the consummation of the Merger (such financing, the “Merger Refinancing”). The consummation of the Merger Refinancing is subject to a number of factors, including the accessibility of the credit and capital markets, and there can be no assurance that the Merger Refinancing will be consummated on favorable terms or at all. If the 2015 ABL Facility is not refinanced or amended, or if Aleris or Zhongwang USA is unable to fund the purchase of the Senior Notes, lenders and noteholders may exercise their rights and remedies under the credit agreement governing the 2015 ABL Facility and the indentures governing the Senior Notes, as applicable. In addition, to the extent noteholders do not tender the Senior Notes, we may elect to keep the Senior Notes outstanding and/or may redeem some or all of the Senior Notes, pursuant to the terms of the applicable indenture. Accordingly, we cannot assure you whether the Senior Notes will remain outstanding or be redeemed or what the capital structure of Aleris will be following the consummation of the Merger.

Liquidity and Capital Resources

Based on our current and anticipated levels of operations and the condition in our markets and industry, we believe that our cash on hand, cash flows from operations, availability under the 2015 ABL Facility and China Loan Facility (as defined below) and the proceeds from the private financing transaction will enable us to meet our working capital, capital expenditures, debt service and other funding requirements for the foreseeable future. However, our ability to fund our working capital needs, debt payments and other obligations, and to comply with the financial covenants under our indebtedness, including borrowing base limitations under the 2015 ABL Facility, depends on our future operating performance and cash flows and many factors outside of our control, including the costs of raw materials, our ability to access the capital and credit markets, the state of the overall industry and financial and economic conditions and other factors, including those described under “Risk Factors” in the 2015 10-K, as updated in our quarterly and periodic filings. Our business requires substantial capital expenditures. For the years ended December 31, 2015, 2014 and 2013, we had capital expenditures of $313.6 million, $164.8 million and $238.3 million, respectively, and in 2017, we expect to incur capital expenditures between $230.0 million and $240.0 million. In recent periods, we have not generated sufficient cash flows from operations to fund our capital expenditure requirements.

Our operations may not be able to generate sufficient cash flows to service our indebtedness, fund our capital expenditures or provide the ability to raise needed financing on terms favorable to us. If we are not able to reduce our high leverage and fund capital expenditures through the generation of cash flows from our business, we would have to do one or more of the following: raise additional capital through debt or equity issuances or both; cancel, delay or reduce current and future business initiatives; or sell properties or assets. There can be no assurance that our capital expenditures will result in the improvements in our business that we anticipate. Any future investments, acquisitions, joint ventures or other similar transactions will likely require additional capital and there can be no assurance that any such capital will be available to us on acceptable terms, if at all.

As of September 30, 2016, we had $140.1 million of borrowings outstanding under the 2015 ABL Facility and, after giving effect to outstanding letters of credit of $39.9 million, we had $251.2 million available for borrowing under the 2015 ABL Facility. As of January 31, 2017, we had $295.4 million of borrowings outstanding and, after giving effect to outstanding letters of credit of $39.8 million, we had $113.3 million available for borrowing under the 2015 ABL Facility as well as $42.9 million of cash. Both our borrowing base and 2015 ABL Facility utilization may fluctuate on a monthly basis. Subsequent to September 30, 2016, our borrowings under the 2015 ABL Facility have increased due to, in part, seasonal working capital increases and increased aluminum prices.

Lewisport Facility

Our facility in Lewisport, Kentucky utilizes a direct-chill cast process which enables us to meet more technically demanding applications. We are investing over $400 million to add ABS capabilities at our Lewisport facility, of which approximately $350.0 million has been invested as of December 31, 2016. We are also investing in upgrades to other key non-ABS equipment at the facility, including widening the hot mill, to capture additional opportunities. With the addition of ABS shipments from Lewisport expected to begin in the fourth quarter of 2017, we expect ABS to account for a significantly higher percentage of our North America product mix. We have long term customer commitments for more than half of our ABS capacity through 2025 with fixed conversion premiums and which include significant “take or pay” obligations. Additionally, we anticipate receiving up to $80.0 million in payments to reserve capacity on the new continuous annealing lines with pretreatment (“CALP lines”). During the year ended December 31, 2015, we received $20.0 million of capacity reservation payments and expect to receive the remaining $60.0 million by the end of 2018 subject to timely completion of the CALP lines.